Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Veramark Technologies, Inc.

Rochester, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-155286, 333-48144, and 333-55663) of Veramark Technologies, Inc. of our report dated April 1, 2013 relating to the financial statements which appear in this Form 10-K.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

April 1, 2013